UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 13, 2008

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

0-20584

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Approval of the 2008 Stock Incentive Plan

On August 13, 2008, at our annual meeting of stockholders, our stockholders approved our 2008 Stock Incentive Plan. A copy of the 2008 Stock Incentive plan is set forth in Appendix A to our definitive proxy statement filed with the SEC on July 9, 2008 and is incorporated by reference herein.

Adoption of forms of agreements for use under the 2008 Stock Incentive Plan

Immediately following the annual meeting of stockholders our Compensation Committee adopted the following forms of agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, for use under the 2008 Stock Incentive Plan:

•	Form of Non-Statutory Stock Option Agreement for Employees and Consultants;

•	Form of Non-Statutory Stock Option Agreement for Non-Employee Directors; and

•	Form of Restricted Stock Agreement

Each of the forms of agreement provides that our Compensation Committee may accelerate, in full or in part, the vesting of awards pursuant to those agreements upon the occurrence of a change of control, as defined in the agreements.

Grants of Restricted Stock and Stock Option Awards

Also on August 13, 2008, our Compensation Committee approved the issuance of restricted stock awards, pursuant to restricted stock agreements in substantially the form attached hereto as Exhibit 10.3, to the following executive officers in the amounts set forth opposite their respective names:

Name	Number of shares of common stock subject to restricted stock award
Michael R. Minogue, President and Chief Executive Officer	93,750
David Weber, Chief Operating Officer	72,500
Daniel J. Sutherby, Vice President and Chief Financial Officer	23,750
William J. Bolt, Senior Vice President, Engineering and Quality Assurance	45,000
Andrew J. Greenfield, Vice President for Healthcare Solutions	31,250

In addition, the Compensation Committee also approved the issuance of a stock option award, pursuant to a stock option agreement in substantially the form attached hereto as Exhibit 10.1, to Mr. Minogue to purchase 93,750 shares of our common stock at an exercise price of $18.63 per share, the closing price of our common stock on August 13, 2008.

Pursuant to the terms of the restricted stock award agreements and the stock option agreement, the restricted stock awards and the stock option award will vest in three tranches, which vary in size depending on the employee, conditioned upon the recipient’s continued employment and the achievement of performance milestones related to our revenue for fiscal year 2009, fiscal year 2010 and the achievement of a specified profitability threshold by fiscal year 2011. Each of the revenue milestones can vest 0%, 40%, 80% or 100% depending on the applicable revenue thresholds that are reached, while the profitability threshold milestone can vest 0%, 80% or 100% depending on the timing that the threshold is met. For the purposes of the milestones, profitability will be calculated excluding certain costs and expenses associated with stock options, research and development and acquisitions. In addition, the awards vest in full upon a change of control to the extent that the relevant time period for achieving the applicable milestone has not yet lapsed.

In addition, on August 13, 2008, our board of directors approved the form of Non-Statutory Stock Option Agreement for Non-Employee Directors attached hereto as Exhibit 10.1 and granted stock options to each of our non-employee directors. Our lead director received a stock option to purchase 13,500 shares of our common stock and each of our other non-employee directors received a stock option to purchase 12,000 shares of our common stock. The exercise price of these stock options was $18.63 per share, the closing price of our common stock on August 13, 2008, and the stock options vest in full on August 12, 2009, the date of our next scheduled annual meeting of stockholders.

Change of Control Agreements

On August 13, 2008 the Compensation Committee also authorized us to enter into change of control agreements with Messrs. Sutherby, Bolt, Greenfield and Weber (collectively, the “Executives”) in substantially the form attached hereto as Exhibit 10.4.

Under the change of control agreements, if we terminate an Executive’s employment for any reason other than for cause, death or disability during the two-year period following a change of control, as defined in the change of control agreements, or if an Executive terminates his employment with us for good reason during the eighteen-month period beginning six months after a change of control, then we are required to make a lump sum payment to that Executive equal to two times the sum of the Executive’s then-effective annual salary plus their target bonus, except that in the case of Mr. Sutherby the payment shall be equal to Mr. Sutherby’s then-effective annual salary plus his target bonus. For up to two years following any such termination, we are also required to provide medical and dental benefits to the Executive and his family. Additionally upon such a termination, the vesting of all of the Executive’s then-unvested and outstanding stock options and restricted stock will accelerate.

*******

The foregoing description of the form of non-statutory stock option agreement for employees and consultants, the form of non-statutory stock option agreement for non-employee directors, the form of restricted stock agreement and the form of change of control agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the aforementioned agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 8.01	Other Events.

Updated Information Regarding Healthcare Fraud and Abuse Laws

We are supplementing our disclosures in our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, contained in Item 1. Business—Government Regulation, and our risk factor titled “We must comply with healthcare “fraud and abuse” laws, and we could face substantial penalties for non-compliance and be excluded from government healthcare programs, which would adversely affect our business, financial condition and results of operations.” with the following information:

Our business is regulated by laws pertaining to healthcare fraud and abuse, including:

•

the Federal Anti-Kickback Statute, which prohibits persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, in exchange for or to induce either the referral of an individual for, or the furnishing, recommending, or arranging for, a good or service for which payment may be made under a federal healthcare program such as Medicare and Medicaid; and

•	state law equivalents to the Anti-Kickback Statute, which may not be limited to government-reimbursed items.

We have various arrangements with customers that may implicate these laws. For example, some physicians who use our products also provide medical advisory and other consulting and personal services. Some of these physician arrangements may not meet Anti-Kickback Statute safe harbor requirements, which may result in increased scrutiny by government authorities having responsibility for enforcing these laws. Additionally, we do not maintain a formal compliance plan concerning interactions with healthcare professionals nor have we formally adopted the recommendations issued by the Office of Inspector General of the U.S. Department of Health and Human Services, or OIG. The OIG may interpret the absence of such formal plan negatively in the case of an enforcement action, which could result in a material adverse effect on our financial condition and results of operations. Further, the absence of a formal compliance plan causes us to be out of compliance with certain state laws — such as in Nevada and California — that require drug and device companies to have formal compliance plans.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Title

10.1	Form of Non-Statutory Stock Option Agreement for Employees and Consultants

10.2	Form of Non-Statutory Stock Option Agreement for Non-Employee Directors

10.3	Form of Restricted Stock Agreement

10.4	Form of Change of Control Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Daniel J. Sutherby
Daniel J. Sutherby Chief Financial Officer

Date: August 18, 2008

Exhibit Index

Number	Title

10.1	Form of Non-Statutory Stock Option Agreement for Employees and Consultants

10.2	Form of Non-Statutory Stock Option Agreement for Non-Employee Directors

10.3	Form of Restricted Stock Agreement

10.4	Form of Change of Control Agreement